Centennial New York Tax Exempt Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  06/24/96                           .0000718
                  06/25/96                           .0000727
                  06/26/96                           .0000719
                  06/27/96                           .0000710
                  06/28/96                           .0000707
                  06/29/96                           .0000708
                  06/30/96                           .0000708
                                                     --------

                  Seven Day
                    Total:                           .0004997


         Current Yield:                     $0.0004997/7 x 365 = 2.61%


                                                  365/7
         Effective Yield:           (.0004997 + 1)      - 1  = 2.64%

Centennial New York Tax Exempt Trust
Page 2



2.       TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD
         ENED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 7-day current yield of tax-exempt security positions in the portfolio.
         b = 7-day current yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Example:                       .0261
                                    -----------  +  0  = 4.83%
                                    1  -  .4596


         The Fund's effective tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 7-day effective yield of tax-exempt security positions in the portfolio.
         b = 7-day effective yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


         Example:                     .0264
                                    ----------  +  0  =   4.89%
                                    1  - .4596

Centennial New York Tax Exempt Trust
Page 3




3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 30-day current yield of tax-exempt security positions in the portfolio.
         b = 30-day current yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).

         Example:                     .0259
                                    ----------  +  0  =   4.79%
                                    1  - .4596


         The Fund's effective tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 30-day effective yield of tax-exempt security positions in the portfolio.
         b = 30-day effective yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


         Example:                     .0262
                                    ----------  +  0  =   4.85%
                                    1  - .4596

Centennial New York Tax Exempt Trust
Page 4




3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/96 (Continued):


         Combined Stated Tax Rate Formula

                  1 - {(1-d)(1-[e+f])} = Combined Stated Tax Rate

         The symbols above represent the following factors:

         d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
         e = Stated New York State tax rate (e.g., for an individual in the 39.6% federal and 7.125% state tax bracket filing singly).
         f = Stated New York City tax rate (e.g., for an individual in the 39.6% federal and 3.40% City tax bracket filing singly).



          Example:   1 - {(1 - .3960)(1 - [.07125 + .0340])} = 45.96%